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                                                                    EXHIBIT 5.1

                               RIORDAN & MCKINZIE
                         A PROFESSIONAL LAW CORPORATION

                       695 TOWN CENTER DRIVE, SUITE 1500
                         COSTA MESA, CALIFORNIA  92626





                                 June 28, 1996


                                                                      9-098-020


IXC Communications, Inc.
5000 Plaza on the Lake, Suite 200
Austin, Texas  78746


Ladies and Gentlemen:

                 We have acted as counsel to IXC Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the sale in an underwritten public offering of up to 6,440,000 authorized but unissued shares of the Common Stock, $.01 par value per share, of the Company (the "Common Stock") (which includes 840,000 shares of Common Stock issuable upon exercise of the U.S. Underwriters' over-allotment option) (the "Company Shares"). This opinion is delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act in connection with the Registration Statement on Form S-1 for such sale of the Company Shares, originally filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act on May 20, 1996 (File No. 333-4061), as amended (the "Registration Statement").

                 In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

                 Based upon the foregoing and such other examination of law and fact as we have deemed necessary, and in reliance thereon, we are of the opinion that, subject to such proceedings as are now contemplated being duly taken and completed by you prior to the issuance of the Company Shares, the issuance of an appropriate order by the Commission declaring the Registration Statement effective and the compliance with applicable state securities and "blue sky" laws, the Company Shares have been duly authorized and will, upon sale and delivery thereof and receipt by the Company of full payment therefor as set forth in the Underwriting Agreement filed as Exhibit 1 to the Registration Statement, be legally issued, fully paid and non-assessable.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.


                                                Very truly yours,

                                                /s/ RIORDAN & MCKINZIE